SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2010

Domino’s Pizza, Inc.

(Exact name of registrant as specified in its charter)

Commission file number:

001-32242

Delaware	38-2511577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Address of principal executive offices)

(734) 930-3030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 8, 2010, Domino’s Pizza, Inc. (“Domino’s”) announced that L. David Mounts had tendered his resignation as Domino’s Executive Vice President of Supply Chain Services. In connection with his resignation, Domino’s Pizza has entered into a separation agreement with Mr. Mounts, effective March 5, 2010 (the “Separation Agreement”).

In connection with Mr. Mounts’ resignation, the Compensation Committee of the Board of Directors, as administrator of the Domino’s Pizza 2004 Equity Incentive Plan, has determined that those vested options held by Mr. Mounts as of April 1, 2010 will continue to be exercisable though October 1, 2010, provided Mr. Mounts fulfills the terms of the Separation Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Principal Officers

On March 8, 2010, Domino’s Pizza, Inc. announced that L. David Mounts has tendered his resignation as Executive Vice President of Supply Chain Services. Mr. Mounts will serve in his position through March 31, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Separation Agreement dated March 5, 2010 between Domino’s Pizza LLC and L. David Mounts.

99.1	Press Release dated March 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

Date: March 9, 2010
/s/ Kenneth B. Rollin
Kenneth B. Rollin
Executive Vice President

3